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                            CARTER, LEDYARD & MILBURN
                                Counselors at Law
                                  2 Wall Street
                            New York, New York 10005
                                   ----------


                                 (212) 732-3200
                               Fax (212) 732-3232




                                December 30, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to Pall Corporation, a New York corporation (the "Company"), in connection with the proposed offer and sale of up to 720,000 treasury shares (the "Shares") of the Common Stock, par value $.10 per share of the Company, and 720,000 Common Share Purchase Rights (the "Rights"), issuable from time to time in one or more public offerings. Such offerings are the subject of this Registration Statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement"). Each Right is attached to one of the Shares, and prior to the Distribution Date (as defined in the Rights Agreement providing for the Rights), will be transferable with and only with, and will be evidenced by the certificate evidencing, such Share.

         We have examined (i) the certificate of incorporation and by-laws of the Company, (ii) resolutions adopted by the Board of Directors of the Company relating to the sale of the Shares, (iii) the prospectus which relates to the offer and sale of the Shares and which constitutes Part I of the Registration Statement (the "Prospectus"), and (iv) such other documents as we have deemed necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that the Shares and Rights are legally issued and the Shares are fully paid and nonassessable.

         We hereby consent to the references to our name under the caption "Legal Matters" in the Prospectus, and to the filing of this opinion as an exhibit to the Registration Statement. In giving






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Securities and Exchange Commission                                           -2-


this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act of 1933 or by the rules and regulations promulgated thereunder.

         Heywood Shelley, a member of this firm, is a director of the Company.

                                                Very truly yours,

                                                /s/ Carter, Ledyerd & Milburn
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                                                Carter, Ledyerd & Milburn




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